UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 6, 2009

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As disclosed in International Rectifier’s Quarterly Report on Form 10-Q for the period ending September 30, 2008 (the “September 30, 2008 10-Q”), International Rectifier refined the definition of its business segments by renaming its Aerospace and Defense segment its HiRel (“HR”) segment, combining its PowerStage segment with its Enterprise Power (“EP”) segment and creating a new Automotive Products (“AP”) segment which was previously reported within Energy Savings Products (“ESP”) and Power Management Devices (“PMD”) segments.  Consequently, the Company now operates in seven segments: EP, PMD, ESP, HR, AP, Intellectual Property, and Transition Services.  Additional details regarding the revised business segments can be found in Note 13 in the September 30, 2008 10-Q.

In the September 30, 2008 10-Q, the Company reported revenue and gross margin information for the three months ended September 30, 2008 and 2007 using the revised business segments and in the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2008 (the “December 31, 2008 10-Q”) the Company reported revenue and gross margin information for the three months and six months ended December 31, 2008 and 2007 using the revised business segments.  For comparison purposes and to facilitate investor understanding of our revised business segments, the Company is voluntarily furnishing this Current Report on Form 8-K to present previously reported revenue and gross margin segment information on a basis consistent with the revised business segments.  The schedule attached hereto as Exhibit 99.1, which is incorporated in this Item 7.01 by reference, sets forth revenue and gross margin information for the first fiscal quarter ending September 30, 2007 through the first fiscal quarter ending September 30, 2008.  The information included in this Current Report on Form 8-K, including Exhibit 99.1, relates only to business segment revenue and gross margins unaudited and should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ending June 30, 2008, the September 30, 2008 10-Q and the December 31, 2008 10-Q.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Supplemental Business Segment Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2009	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Ilan Daskal
Name: Ilan Daskal
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplemental Business Segment Information